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                                                                   EXHIBIT 99.01

PROXY

                                  DETACH HERE


                      ADVANCED TECHNOLOGY MATERIALS, INC.

                 Proxy for the Annual Meeting of Stockholders

                          to be held October 10, 1997

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all proxies, hereby appoint(s) Eugene G. Banucci and Daniel P. Sharkey, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Advanced Technology Materials, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut 06811, on October 10, 1997 at 10:00 a.m., local time, and at any adjournment thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as properly may come before the meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.

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                                                                   SEE REVERSE
    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                         SIDE
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                                 PROPOSALS 2-5

                  CERTAIN CAPITALIZED TERMS USED IN THIS PROXY
           ARE DEFINED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS

  2. To approve the Merger and Exchange Agreement, pursuant to which (i) Holdings' subsidiary, Alamo Merger, Inc., will be merged with and into the Company, with the Company being the surviving corporation; (ii) the Company will become a wholly-owned subsidiary of Holdings; (iii) the stockholders of the Company will receive shares of Holdings Common Stock and (iv) the holders of (1) all of the issued and outstanding shares of capital stock of ADCS Nevada and ADCS Manager, and (2) a portion of the membership interests in ADCS Holdings will transfer into such shares and interests to Holdings in exchange for shares of Holdings Common Stock (the "Reorganization").

  3. To approve the Lawrence Merger Agreement, pursuant to which Welk Acquisition Corporation will be merged with and into LSL, with LSL being the surviving corporation and becoming a wholly-owned subsidiary of Holdings if the Reorganization is consummated or of the Company if the Reorganization is not consummated.

  4. To approve an amendment to the Company's Restated Certificate of Incorporation as amended, to increase the number of authorized shares of Company Common Stock from 15,000,000 shares to 16,000,000 shares. Even if such amendment is approved by the Stockholders of the Company, the amendment will not become effective if the Reorganization is consummated.

  5. To approve the 1997 Stock Plan of the Company, under which an aggregate of 900,000 shares of Company Common Stock will be reserved for issuance. Even if the 1997 Stock Plan is approved by the stockholders of the Company, the 1997 Stock Plan will become effective only if the Reorganization is not consummated and the Stockholders of the Company approve the amendment to the Company's Restated Certificate of Incorporation (Proposal 4 above).




                                  DETACH HERE


[X] Please mark
    votes as in
    this sample


    The Board of Directors unanimously recommends a vote FOR Proposals 2, 3, 4 and 5.

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

                                                                                      FOR      AGAINST     ABSTAIN
  1.  To elect directors.
  Nominees:  Mark A. Adley, John A. Armstrong                  Proposal 2.            [_]        [_]         [_]
  Eugene G. Banucci, Robert S. Hillas, and Stephen H. Mahle

         FOR  WITHHELD                                         Proposal 3.            [_]        [_]         [_]
         [_]    [_]

                                                               Proposal 4.            [_]        [_]         [_]
  [_]
     ----------------------------------------------
     For all nominees except as noted above                    Proposal 5.            [_]        [_]         [_]

                                                        SEE ABOVE FOR EXPLANATION OF PROPOSALS 2-5


                                                    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW              [_]

                                                    Sign as name appears on stock certificate. Joint owners must both sign.
                                                    Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.


Signature:                                       Date                         Signature:                   Date
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